December 2005
Company Fact Sheet

OTC Bulletin Board: UFEN

“First In Service”

www.UFEOnline.com

Investor Considerations:

•  United Fuel & Energy’s (UFE) strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base in rural markets throughout the southwest and south central U.S. The Company has a leading market position in the Permian Basin providing fuel to approximately 80% of the oil and gas drilling rigs in the market area.

•  Approximately 60% of UFE’s revenues are derived from providing products and services to oil and gas exploration and service companies. Drilling activity in the “oil patch” has been strong for several years and with crude oil prices expected to remain high at least through 2006, the Company believes that drilling activity in its markets and thus demand for its services of providing fuel and lubricant products will remain strong.

•  U.S. petroleum consumption is expected to increase by 7.9 million barrels per day from 2003 to 2025. Approximately 92% of the growth in petroleum demand will come from consumption of “light” petroleum products. Given most of the products UFE sells are light petroleum products, the near- and longer-term demand environment for UFE’s products appears favorable.

•  There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets because many of UFE’s customers are large and have unique needs.

•  UFE intends to use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.

•  On June 30, 2005, UFE announced that it had acquired the petroleum marketing assets of Clark Oil Company. Located in Ada, Oklahoma, and operating since 1941, Clark Oil sells and distributes bulk fuel and lubricant products, packaged lubricants and bobtail fuel deliveries.

•  UFE accomplished a great deal in 2004 and has established operating and financial goals for 2005 to further the Company’s success and growth. 2005 will be an important year for United Fuel and Energy and its management team is committed to making it even more successful than 2004.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

United Fuel & Energy Corp.

Fact Sheet	December 2005

Company Overview:

Headquartered in Midland, Texas, United Fuel & Energy is a leading and one of the largest distributors of gasoline, diesel, propane and lubricant products to customers in rural markets in the southwestern and south central U.S. UFE currently operates through two primary subsidiaries with decades of operating history and experience; Eddins-Walcher Company and Three D Oil Company. UFE differentiates itself from its competitors by providing industry leading service and reliability to its customers.

UFE distributes gasoline and diesel through unattended refueling stations, or “card-lock” sites to commercial vehicles and fleets; wholesales and distributes fuels and lubricants to commercial customers; and sells propane to commercial and residential customers. UFE is one of the largest fuel and lubricant distributors in the southwest and south central U.S. and plans to selectively acquire additional fuel and lubricant distributors in rural southwest and south central markets to diversify its customer base and broaden its geographic footprint.

On February 7, 2005, UFE became a public company through a reverse merger and currently trades on the OTC Bulletin Board. The Company intends to apply for listing on one of the national stock exchanges or on the NASDAQ quotation system.

Industry Demand is Favorable:

Despite significantly higher prices for products such as crude oil and natural gas over the past three years and expectations that prices will remain high, demand for most petroleum products has been strong and is expected to remain strong. U.S. petroleum consumption is expected to increase by 7.9 million barrels per day from 2003 to 2025. Approximately 92% of the growth in petroleum demand will come from consumption of “light” petroleum products such as gasoline, diesel, heating oil, jet fuel, kerosene, liquefied petroleum gases and petrochemical feed stocks, which are more difficult and costly to produce versus heavy products. Given most of the products UFE sells are light petroleum products, the near- and longer-term demand environment for UFE’s products appears favorable.

Average Monthly Rig Count

UFE’s leading position in the Permian Basin - with approximately 80% market share of fuel furnished to oil and gas drilling rigs - positions the Company to continue to benefit from drilling activity in its target markets. Approximately 60% of UFE’s revenues are derived from providing products and services to oil and gas exploration and service companies. Drilling activity in the “oil patch” has been strong for several years and with crude oil prices expected to remain high at least through 2006, the Company believes that drilling activity in its markets and thus demand for its oil field and rig support services will remain strong.

Operating & Growth Strategy:

UFE’s strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base throughout rural markets in the southwest and south central U.S. The Company currently operates in rural markets in Texas, eastern New Mexico and southeast Oklahoma. UFE plans to expand and increase its market penetration throughout the rural markets of the states of Texas, New Mexico and Oklahoma and in other states/rural markets where business conditions are favorable.

There is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets because many of UFE’s customers are large and have unique needs. Many of UFE’s customers deal with hundreds of fuel and lubricant suppliers because that industry is fragmented, primarily consisting of smaller, privately owned operations. For example, it is estimated that there are as many as 8,500 lubricant distributors in the US and each major oil company typically maintains a network of approximately 300 fuel and lubricant distributors.

UFE plans to use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and capabilities to meet its customers’ desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.

Organic Growth - UFE believes it can increase its market share in its target markets by providing superior customer service and reliability in what is otherwise a commodity business. With decades of operating experience, UFE has developed a business model based on superior customer service and reliability - UFE is not the cheapest fuel and lubricant supplier in its markets, but believes that its customers are willing to pay a little extra for the value UFE adds to the supply and distribution process. There are several organic growth initiatives UFE is pursuing to increase market share in current and future target markets:

•
Develop New Card Lock Sites - UFE’s target markets have a strong concentration of its core customers and potential to attract new customers that UFE believes justifies development of new card lock sites. Card locks in areas with high concentration of UFE’s core customers average fuel volumes of 220,000 gallons per month.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.
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United Fuel & Energy Corp.

Fact Sheet	December 2005

•
New End-Markets for Fuel & Lubricants - Several of UFE’s customers that operate on a regional or national level have asked UFE to provide fuel and lubricant supply services in markets that the Company does not currently serve, but are targeting for expansion. In addition, UFE has just begun to target the automotive segment (car dealerships and repair shops for example) and the growing commercial and industrial segments (machine shops and small fleets for example), which together represent approximately 1.5 million gallons annually in UFE’s target markets.

•
Develop Real Estate Holdings - UFE owns 13 acres behind its small convenience store/unattended fueling center (Palestine Truck Stop). The facility is located directly across the street from one of Wal-Mart’s largest distribution centers. Currently there are no facilities in the area that can accommodate the number of trucks that serve the Wal-Mart distribution center. UFE believes there is an opportunity to develop the property into a much larger facility specifically suited to accommodate the high volume of truck traffic, with amenities and services specifically for truckers. This enhanced facility may include additional parking, a coin laundry facility, a tire service and lube center, showers, an expanded convenience store with rest area, telephone and Internet connections and possibly a micro hotel. UFE estimates such a facility would require an investment of over a million dollars but could generate a three year return on invested capital.

Selective Acquisitions - As discussed, UFE believes that there is significant customer demand for a single source supplier of fuels and lubricants in UFE’s target markets. UFE plans to selectively acquire companies in its fragmented target markets that strategically fit the Company’s goal of becoming the premier single source provider of fuel and energy products throughout the southwest and south central U.S.

UFE will initially focus on companies that fill in geographic gaps in its existing markets in Texas, New Mexico and Oklahoma and/or opportunities in contiguous markets. UFE will also look for companies that provide customer and industry diversification to its existing base of business.

UFE believes that selective acquisitions could bring several benefits to UFE’s growth strategy and operations:

•
Geographic Reach - Many of UFE’s fuel and lubricant customers are large and operate across a large regional or national footprint. Selective acquisitions enable UFE to expand its service area into markets where its core customers operate and would like UFE to service them.

•
Geographic & Customer Diversity - Selective acquisitions will provide geographic diversification and reduce customer and industry concentration. For example, UFE’s current customer base has a significant concentration of oil and gas companies. The Clark Oil acquisition added diversification because it primarily services mining companies in southeast Oklahoma, which reduces UFE’s reliance on the oil and gas industry.

•
Financial & Operational Scale - To become a single source provider in servicing customers across a larger geographic footprint and in greater volumes, selective acquisitions can give UFE the financial and operational scale necessary to meet customers’ needs.

•
Scale Facilitates Increased Market Share - As UFE increases its geographic presence and operations, the Company believes it will be one of a few fuel and lubricant distributors able to meet customers’ diverse needs on a large scale. This scale, coupled with industry leading customer service and reliability will enable UFE’s customers to increasingly rely on UFE to service their needs rather than risk relying on its smaller competitors.

•
Operating Synergies & Buying Power - As UFE gains critical mass, there are numerous overhead and operational costs that UFE believes can be eliminated from acquired companies by integrating those operations into UFE’s operations. Further, as UFE continues its growth, its purchasing power should enable it to gain favorable product discounts while maintaining price, which should have a favorable impact on margins and profitability.

To that end, on June 30, 2005 UFE announced that it had acquired the petroleum marketing assets of Clark Oil Company. Located in Ada, Oklahoma, and operating since 1941, Clark Oil sells and distributes bulk fuel and lubricant products, packaged lubricants and bobtail fuel deliveries. Clark Oil has five publicly accessible unattended card lock fueling stations, nine private unattended card-lock fueling sites in several southeastern Oklahoma locations and fuel and lubricant distribution operations. Clark Oil services mining, quarry, farm and ranch, commercial trucking and agricultural customers throughout southeast Oklahoma. For the year 2004, Clark Oil generated approximately $21 million in revenue.

Clark Oil is a well respected company that gives UFE a presence in the southeast Oklahoma market. This is an area that several of UFE’s existing customers have asked the Company to service them in. In addition to expanding UFE’s geographic reach, the majority of Clark Oil’s customers are not in the oil and gas industry, which provides customer and industry diversification to UFE’s revenue mix.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.
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United Fuel & Energy Corp.

Fact Sheet	December 2005

Operations Overview:

UFE is a leading and one of the largest distributors of fuel and lubricant products in the southwestern and south central U.S., primarily in rural markets in Texas, eastern New Mexico and southeast Oklahoma. UFE currently has four different product lines: unbranded fuels, lubricants, LP gas and chemicals. UFE distributes fuel products from companies such as Shell, Valero and BPAmoco and distributes lubricants from companies such as Shell, ExxonMobil and Citgo, to name a few. UFE also sells and distributes its private label lubricants to customers, which carry attractive margins. UFE distributes its products primarily through the following methods:

•	sells gasoline and diesel fuel through unattended refueling stations, or “card lock” sites to commercial vehicles and fleets;

•	wholesales and distributes fuels and lubricants to commercial customers using its fleet of distribution vehicles;

•	sells propane to commercial and residential customers.

Card Lock Operations - UFE’s unattended card lock sites enable commercial vehicles and fleets to refuel at convenient locations in a safe and secure environment. Each user is issued a proprietary card by UFE that gives the user access to specific types of fuel. To access the fuel pump, the user inserts his/her card into the card reader and enters certain information, including PIN (personal identification number), odometer reading and unit number.

The typical UFE card lock site is a one to two acre facility, generally located on the outskirts of commercial areas or on business loops. The sites have good ingress and egress to accommodate the low maneuverability of the large vehicles that uses them. Some sites have higher canopies covering the pumps to accommodate large 18 wheeled vehicles and trailers loaded with equipment.

Wholesale Distribution of Fuels & Lubricants - Fuels: UFE transports over 102 million gallons of fuels using its own fleet of bobtail trucks and tank transports, including gasoline, diesel, kerosene and AV gas. In addition, UFE specializes in supplying standby bobtail services to oil field service companies. UFE sells and distributes fuel products to a diverse customer base, including car dealerships, city and state agencies, gas stations, trucking companies and oil field service companies.

Lubricants: UFE sells over 4 million gallons of lubricants using its fleet of trucks for delivery to a variety of industrial and commercial customers. UFE’s customer base includes companies with power generation facilities, gas engine compressors, commercial vehicle fleets, oil field equipment, etc. Lubricant products sold by UFE to its customers include gear oil, gas engine oil, heavy duty motor oil, hydraulic oil, transmission oil, specialty high temperature tolerant greases and synthetics, etc. UFE distributes lubricant products from companies such as Shell, Exxon-Mobil, Citgo and Basin Tech (UFE’s private label line of lubricants), to name a few.

Over 40% of the fuel and lubricants delivered by UFE requires specially trained personnel and trucks that specialize in delivering fuel and lubricants to oil field based equipment, which operate nearly 24 hours per day, seven days a week. UFE’s fleet of approximately 280 vehicles ranges from half ton pick-up trucks to large bobtail and other trucks capable of carrying up to 100,000 pounds, which are used to move products and equipment to various locations. The majority of UFE’s fleet maintenance is performed in-house at the Company’s primary facility in Odessa, Texas.

Propane Distribution - UFE sells over 10 million gallons of propane per year, over 90% of which consists of bulk sales to commercial customers. UFE delivers propane to its customers using its own fleet of trucks, typically to customer tanks supplied by UFE. UFE has approximately 3,500 propane tanks varying in size from 250 - 6,000 gallons. All of UFE’s major facilities have bulk propane storage capacity. UFE purchases its propane from suppliers including BP Amoco, Phillips and Occidental Petroleum depending on the geographic location.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.
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United Fuel & Energy Corp.

Fact Sheet	December 2005

3Q05 Results & 2005 Goals:

UFE made significant progress in 2004 and through the third quarter of 2005 toward achieving its strategic goals to position United Fuel for the future. UFE has identified numerous opportunities for growth both organically and through measured acquisitions. UFE believes it is well positioned today to take advantage of those opportunities and to create value for its customers, employees and shareholders.

UFE recently reported strong 3Q05 financial results despite having to operate in challenging market conditions in the quarter due to the disruptions of hurricanes Katrina and Rita. Highlights of 3Q05 results include:

•
3Q05 revenue increased approximately 78% to $80.7 million. The revenue increase was primarily due to a 25.5% increase in sales volumes driven by higher demand for diesel fuel in the Company’s markets and a 43.1% increase in its selling prices for fuel and lubricant products.

•	EBITDA for 3Q05 was $2.0 million compared to 3Q04 EBITDA of $1.2 million. For a reconciliation of EBITDA to net income, see “Disclosure of Non-GAAP Performance Measures” on page 7.

•	Net income in 3Q05 was $368,000 versus 3Q04 net income of $26,000.

•	3Q05 diluted EPS was $0.03 versus 3Q04 diluted EPS of $0.00.

UFE continued to experience strong demand from its oil field customers in its primary markets, such as the Permian Basin, as high oil and gas prices continues to drive drilling activity. In August 2005 UFE implemented several initiatives designed to improve and stabilize margins given volatile prices of the commodity products its sells, as well as to strengthen its market position. The Company’s improved 3Q05 results demonstrate the effectiveness of these initiatives despite only being in affect for part of the third quarter. UFE believes these initiatives will continue to gain traction through further implementation in 4Q05.

Additionally, UFE operated under very difficult market conditions due to the disruptions of hurricane Katrina and Rita. Although the hurricanes shut down refineries, interrupted fuel supplies and rapidly drove up fuel prices, UFE was able to maintain good product availability at attractive margins. Further, the Company recently received an excellent validation of its future prospects and business model from the lenders of its revolving credit line. UFE’s line was increased to $55 million from $45 million and more favorable advance rates on collateral were provided. 2005 will be an important year for UFE and its management team is committed to making it even more successful than 2004.

2005 Financial Outlook
For the full-year 2005, the Company estimates that revenue will range between $250 million and $275 million, EBITDA will range between $5.8 million and $6.4 million and diluted earnings per share (including special charges) will range between $0.07 and $0.09, assuming 12.0 million weighted average diluted shares outstanding.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.
Page 5.

United Fuel & Energy Corp.

Fact Sheet	December 2005

OTCBB: UFEN

Company Headquarters
405 N. Marienfeld, Suite 300
Midland, TX 79701

Phone: 432-571-8000 • Fax: 432-571-8099
www.UFEOnline.com

Company Contact
Chuck McArthur, President & CEO
Bobby Page, Vice President & CFO

Investor Relations Contact
Lisa Elliot - DRG&E
713-529-6600
lelliott@drg-e.com

Safe Harbor Statement & Reader Advisory

Certain statements included in this Fact Sheet release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. Also, the achievement of the benefits of the Clark acquisition is subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers. As a result, this Fact Sheet should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.
Page 6.

United Fuel & Energy Corp.

Fact Sheet	December 2005

Disclosure of Non-GAAP Performance Measures

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of 2005 Projected EBITDA with Projected Net Income

EBITDA	$5.8 to $6.4 million
Less:
Depreciation and Amortization	$1.8 to $1.6 million
Interest Expense	$2.4 to $2.8 million
Other Non-Cash Expenses	$0.2 to $0.2 million
Income Tax Expense	$0.6 to $0.7 million
Net Income	$0.8 to $1.1 million

Reconciliation of third quarter 2005 & 2004 EBITDA with net income

	Third Quarter 2005	Third Quarter 2004
EBITDA	$2.014 million	$1.186 million
Depreciation and amortization	$0.439 million	$0.499 million
Interest expense	$0.872 million	$0.446 million
Other Non-Cash Expenses	$0.097 million	$0.192 million
Income tax expense	$0.238 million	$0.023 million
Net income	$0.368 million	$0.026 million

Reconciliation of first nine months 2005 & 2004 EBITDA with first nine months net income

	Nine Months 2005	Nine Months 2004
EBITDA	$4.599 million	$3.629 million
Depreciation and amortization	$1.226 million	$1.465 million
Interest expense	$2.166 million	$1.311 million
Other Non-Cash Expenses	$0.193 million	$0.192 million
Income tax expense	$0.420 million	$0.240 million
Net income	$0.594 million	$0.421 million

By presenting EBITDA, UFE intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. UFE evaluates operating performance based on several measures, including EBITDA, as UFE believes it is an important measure of the operational strength of its business. EBITDA is not necessarily a measure of UFE’s ability to fund its cash needs, as it excludes certain financial information when compared to “Net Income (Loss)”. Users of this financial information should consider the types of events and transactions which are excluded.

© 2005 United Fuel & Energy Corp., All Rights Reserved
Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.
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